UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

Southwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 372-2230

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Departure of Director

Linford R. Pitts, 74, a director since 1981, has resigned from his position as a member of the Boards of Directors of Southwest Bancorp, Inc. (the “Company”) and its bank subsidiary, Stillwater National Bank and Trust Company (“SNB”), effective January 1, 2013.  Mr. Pitts’ resignation from the Boards was not tendered in connection with any disagreement with the Company or SNB on any matter relating to the Company’s or SNB’s operations, policies or practices.

Compensatory Arrangements of Certain Officers

Stillwater National Bank and Trust Company  Elective Non-Qualified Deferred Compensation Plan

On December 20, 2012, pursuant to the recommendation of the Compensation Committee of the Company’s Board, the Company’s Board approved and adopted the Stillwater National Bank and Trust Company Elective Non-Qualified Deferred Compensation Plan (the “Plan”). The Plan is an unfunded, nonqualified deferred compensation plan designed to allow a select group of management or highly compensated employees (each a “Participant” and collectively, the “Participants”) of the Company, SNB, and/or Bank of Kansas to save for retirement on a tax-deferred basis.

The effective date for the Plan will be December 20, 2012 and the initial Plan year will be the 2013 calendar year. Participants in the Plan may elect to defer a portion of their upcoming plan year compensation by selecting one of the following options: (a) a specified percentage of Participant’s base salary (not to exceed 50%); (b) all amounts of Participant's base salary for the upcoming Plan year in excess of a specified dollar amount per payroll period (the amount specified must not be less than (i) $60,000 divided by (ii) the number of Participant's payroll periods in a calendar year); or (c) a specified percentage (up to 100%) of any eligible bonus earned by, and which would otherwise be payable to, the Plan Participant during or after the Plan year.

Amounts deferred under the Plan will be credited to bookkeeping accounts maintained for each Participant and will be credited or debited with the Participant’s proportionate share of any gains or losses attributable to the earnings indices selected by the Participant. The earnings indices are notional investments for earnings and include the following options: (a) an account bearing interest at an annual rate, adjusted each calendar quarter, equal to the greater of (i) one percentage point (1.00%) less than the annualized average interest rate earned (non-taxable equivalent) by SNB on average interest-earning assets for the previous calendar quarter, as calculated in good faith by SNB, or (ii) zero percent (0%); and (b) the common stock of the Company.  The earnings indices are to be used for measurement purposes only and amounts deferred under the Plan will not represent any actual investment made on the Participants’ behalf. The amount required to be paid under the Plan is equal to the elective deferrals made by each Participant, as adjusted for the hypothetical gains or losses based on the earnings indices selected by the Participant.

Participants must select one of the following options as to the time of payment of all amounts deferred for all Plan years under the Plan: (a) the Participant's separation from service; (b) the date the Participant attains seventy-two (72) years of age; or (c) the later of: (i) the Participant's Separation from Service, or (ii) a specific date not later than the date on which the Participant will attain 72 years of age.

Participants must also select one of the following options as to form of payment of all amounts deferred for all Plan years under the Plan: (a) a single lump sum; (b) equal monthly installments over a five (5) year period; (c) equal monthly installments over a ten (10) year period; or (d) equal monthly installments over a fifteen (15) year period.

Southwest Bancorp, Inc. Senior Management Incentive Plan

On December 20, 2012, the Compensation Committee of the Board recommended, and the Board approved, the parameters for the Company’s Senior Management Incentive Plan (the “Incentive Plan”) and considered and approved the cash and restricted stock incentive opportunities for the Incentive Plan.    The Incentive Plan year is the calendar year beginning with the 2013 calendar year.  The Company’s Chief Executive Officer will select the employees eligible to participate in the Incentive Plan each year (the “Incentive Plan Participants”).  The Company’s named executive officers are expected to be Incentive Plan Participants.

The Incentive Plan will provide annual incentive awards to eligible Incentive Plan Participants based on the achievement of a combination of predetermined Company, department, and/or individual performance criteria.  The specific goals, weightings and award opportunity levels at threshold, target, and maximum for each Incentive Plan Participant each year will be determined by the Company’s Chief Executive Officer subject to approval by the Compensation Committee of the Board.

No awards are payable under the Incentive Plan unless the Company meets a minimum net income performance level.  In addition, no awards will be made with respect to any Company-wide performance criteria unless a minimum credit quality metric is also met.  Even if the minimum credit quality performance metric is not met, Participants will still be eligible to receive payouts related to their department, discretionary, and/or individual performance objectives, so long as the Company achieves the minimum net income performance in the given Plan year.

Award amounts payable to Incentive Plan Participants achieving performance objectives will be calculated as a proportion of threshold, target, and maximum award levels.  Each Incentive Plan Participant will earn a payout percentage that is multiplied by his/her eligible salary level to create the actual incentive award amount.  For 2013, threshold payout percentage is 0%, the target payout percentage is 40%, and maximum payout percentage is 80%.  The performance objectives are weighted such that a certain percentage of the total potential award is payable for meeting each specific performance criteria.  For 2013, each Incentive Plan Participant’s awards are weighed such that 70% of the total potential award is tied to Company-wide performance objectives and 30% of the total potential award is tied to department/individual performance objectives.

The Company will pay the earned incentive award 40% in cash and 60% in restricted stock.  The cash portion will be paid during the first quarter of the year following the Incentive Plan year and is contingent only upon the Incentive Plan Participant’s continued employment with the Company through the date of payment.  The restricted stock will be granted at the same time the cash incentive is paid (the number of shares will be determined based on the closing price on the grant date) and will have a three-year vesting period following the grant date.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2012 the Board amended and restated the Company’s bylaws effective immediately to clarify that the Chairman of the Board shall be an ex officio, non-voting member of each committee of the Board of which he has not been designated as a voting member. (Article IV - Section 2)

The description above of the Company's amended and restated bylaws is qualified in its entirety by reference to the full text of the Company’s amended and restated bylaws, set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 3.1:   Amended and Restated Bylaws of Southwest Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 27, 2012	Southwest Bancorp, Inc.

	By:	/s/ MARK W. FUNKE
	Name:	Mark W. Funke
	Title:	President and CEO

Exhibit Index

Exhibit No.	Description	Method of Filing

3.1	Amended and Restated Bylaws of Southwest Bancorp, Inc.	Filed herewith electronically

5